Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report, or the Report, of Universal Truckload Services, Inc., or the Company, on Form 10-Q for the period ended September 28, 2013, as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned, H. E. “Scott” Wolfe, as Chief Executive Officer of the Company, and David A. Crittenden, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2013

/s/ H. E. “Scott” Wolfe
H. E. “Scott” Wolfe
Chief Executive Officer

/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.